SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2004

Triton PCS Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5325	23-2974475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Cassatt Road
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 651-5900

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On July 8, 2004, Triton PCS Holdings, Inc. issued a press release announcing the signing of two definitive agreements and a non-binding letter of intent with Cingular Wireless LLC and AT&T Wireless Services, Inc. A copy of this press release is being furnished as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

2.1	Non-binding Letter of Intent, dated July 7, 2004, by and among, Triton PCS Holdings, Inc., Cingular Wireless LLC and AT&T Wireless Services, Inc.

99.1	Press release dated July 8, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON PCS HOLDINGS, INC.
Date: July 8, 2004	By:	/s/ David D. Clark

David D. Clark Executive Vice President, Chief Financial Officer and Secretary